UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     November 10, 2003

Massey Energy Company

(Exact name of Registrant as specified in charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code     (804) 788-1800

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On November 10, 2003, Massey Energy Company (the “Company”) issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference, reporting the closing of its private offering (the “Offering”) of $360 million principal amount of 6.625% Senior Notes due November 15, 2010 (the “Notes”).

In connection with the Offering, (i) the Company, substantially all of the Company’s current and future operating subsidiaries (collectively, the “Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”), entered into an Indenture, a copy of which is attached hereto and incorporated herein by reference and (ii) the Company, the Guarantors and UBS Securities LLC, Citigroup Global Markets, Inc. and PNC Capital Markets, Inc. (together, the “Initial Purchasers”), entered into a Registration Rights Agreement, a copy of which is also attached hereto and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

4.1 Indenture, dated November 10, 2003, by and among the Company, the Guarantors and the Trustee.

4.2 Registration Rights Agreement, dated November 10, 2003, by and among the Company, the Guarantors and the Initial Purchasers.

99.1 Press Release issued by the Company on November 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2003

MASSEY ENERGY COMPANY
(Registrant)

By:	/s/ Thomas J. Dostart

Thomas J. Dostart
Vice President, General Counsel & Secretary

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